Press Release	Source: Petrol Oil and Gas, Inc.

Petrol Oil and Gas, Inc. Retains XXR Consulting for Investor Relations

Monday July 12, 10:52 am ET

XXR Will Take All Shareholder Inquiries, Phone Calls and E-Mails

LAS VEGAS--(BUSINESS WIRE)--July 12, 2004--Petrol Oil and Gas, Inc. (OTCBB:POIG - News), an oil and gas exploration and development company whose primary objective is the development of Coal Bed Methane (CBM), is pleased to announce that it has retained XXR Consulting, Inc. to join its financial communications and investor relations campaign. A New York based agency, XXR Consulting provides a variety of custom services for public companies seeking results-oriented investor relations programs. The selection of the investor relations firm follows several weeks of negotiations between the two companies.

Paul Branagan, Pres. & CEO of the Company, said, "We believe it is in the best interests of the Company and its shareholders to communicate both the growth strategies and the focused direction Petrol Oil and Gas, Inc. is working diligently toward every day. XXR Consulting will provide Petrol Oil and Gas, Inc. with a gifted support team and an investor relations program which we expect will achieve these communication goals and will bring quality and consistency to our company's investor relations."

"Having met with Petrol Oil and Gas, Inc., the XXR Consulting team is excited to represent this client," said Curt Kramer of XXR Consulting. "As a result of those meetings, we are prepared to help the Company communicate its story to the investment community and thus help Petrol Oil and Gas, Inc. achieve greater shareholder value."

About Petrol Oil and Gas, Inc.

Petrol Oil and Gas, Inc. (OTCBB: POIG - News) primary objective is the development of Coal Bed Methane (CBM) in Eastern Kansas and Western Missouri. During the past two years Petrol leased approximately 165,000 acres, the majority strategically located in and around Coffey County, Kansas, with additional leased acreage in six adjoining counties and in nearby Missouri. Considering CBM well spacing of 80 acres, the Company currently holds enough leased acreage to drill and complete in excess of 1,700 gas wells.

The Company is using the expertise of its President Mr. Paul Branagan and Consulting Chief Geologist Mr. Bill Stoeckinger to define the magnitude of Petrol's gas reserves based in part on laboratory analysis being performed by the Kansas Geological Society, and to determine economic production strategies and appraise the effects of a preferred production direction on well locations. Both men are considered experts in the study and development of complex reservoirs especially Coal Bed Methane.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Petrol Oil and Gas, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contact:

XXR Consulting

Investor Relations:

Curt Kramer, 866-498-9890

curtkramer@yahoo.com

xxrconsulting@yahoo.com

http://www.petroloilandgas.com/